Exhibit 99.01

Valero Energy Reports 2021 Fourth Quarter and Full Year Results

•Reported net income attributable to Valero stockholders of $1,009 million, or $2.46 per share, for the fourth quarter and $930 million, or $2.27 per share, for the year.
•Reported adjusted net income attributable to Valero stockholders of $1,012 million, or $2.47 per share, for the fourth quarter and $1,152 million, or $2.81 per share, for the year.
•Returned $401 million in cash to stockholders in the fourth quarter and $1.6 billion in the year through dividends.
•Reduced Valero’s long-term debt by $693 million in the fourth quarter and by $1.3 billion in 2021.
•Startup of the Diamond Green Diesel project at Port Arthur (DGD 3) is now expected to be in the first quarter of 2023.

SAN ANTONIO, January 27, 2022 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income attributable to Valero stockholders of $1,009 million, or $2.46 per share, for the fourth quarter of 2021, compared to a net loss of $359 million, or $0.88 per share, for the fourth quarter of 2020. Excluding the adjustments shown in the accompanying earnings release tables, fourth quarter 2021 adjusted net income attributable to Valero stockholders was $1,012 million, or $2.47 per share, compared to an adjusted net loss of $429 million, or $1.06 per share, for the fourth quarter of 2020.

For 2021, net income attributable to Valero stockholders was $930 million, or $2.27 per share, compared to a net loss of $1,421 million, or $3.50 per share, in 2020. Excluding the adjustments shown in the accompanying earnings release tables, adjusted net income attributable to Valero stockholders was $1,152 million, or $2.81 per share, in 2021, compared to an adjusted net loss of $1,265 million, or $3.12 per share, in 2020.

“We saw continued improvement in our business during the fourth quarter with margins supported by strong product demand,” said Joe Gorder, Valero Chairman and Chief Executive Officer. “Looking ahead, we remain optimistic on refining margins with low global light product inventories, strong demand, global supply tightness due to significant refining capacity rationalization, and wider sour crude oil differentials.”

Refining
The refining segment reported $1.3 billion of operating income for the fourth quarter of 2021, compared to a $377 million operating loss for the fourth quarter of 2020. Fourth quarter 2021 adjusted operating income was $1.1 billion, compared to an adjusted operating loss of $476 million for the fourth quarter of 2020. Refinery throughput volumes averaged 3.0 million barrels per day in the fourth quarter of 2021, which was 483 thousand barrels per day higher than the fourth quarter of 2020. 2021 was Valero’s best year ever for Employee and Process Safety.

“The Employee and Process safety milestones set in 2021 are a testament to our long-standing commitment to safe, reliable and environmentally responsible operations,” said Gorder. “In fact, we have set records for Process Safety for three consecutive years.”

Renewable Diesel
The renewable diesel segment, which consists of the Diamond Green Diesel (DGD) joint venture, reported $150 million of operating income for the fourth quarter of 2021, compared to $127 million for the fourth quarter of 2020. Adjusted renewable diesel operating income was $152 million for the fourth quarter of 2021. Renewable diesel sales volumes averaged 1.6 million gallons per day in the fourth quarter of 2021, which was 974 thousand gallons per day higher than the fourth quarter of 2020. The higher operating income and sales volumes in the fourth quarter of 2021 were primarily attributable to the startup of the DGD expansion project (DGD 2) in the fourth quarter.

Ethanol
The ethanol segment reported $474 million of operating income for the fourth quarter of 2021, compared to $15 million for the fourth quarter of 2020. Fourth quarter 2021 adjusted operating income was $475 million, compared to $17 million for the fourth quarter of 2020. Ethanol production volumes averaged 4.4 million gallons per day in the fourth quarter of 2021, which was 278 thousand gallons per day higher than the fourth quarter of 2020. Higher operating income in the fourth quarter of 2021 was primarily attributed to higher ethanol product prices.

Corporate and Other
General and administrative expenses were $286 million in the fourth quarter of 2021, compared to $224 million in the fourth quarter of 2020. General and administrative expenses were $865 million for the year. The effective tax rate for 2021 was 17 percent, which reflects the benefit from the portion of DGD’s net income that is not taxable to Valero.

Investing and Financing Activities
Net cash provided by operating activities was $2.5 billion in the fourth quarter of 2021. Included in this amount was a $595 million favorable impact from working capital and $82 million associated with the other joint venture member’s share of DGD’s net cash provided by operating activities, excluding changes in DGD’s working capital. Excluding these items, adjusted net cash provided by operating activities was $1.8 billion in the fourth quarter of 2021.

Net cash provided by operating activities in 2021 was $5.9 billion. Included in this amount was a $2.2 billion favorable impact from working capital and $381 million associated with the other joint venture member’s share of DGD’s net cash provided by operating activities, excluding changes in DGD’s working capital. Excluding these items, adjusted net cash provided by operating activities in 2021 was $3.3 billion.

Capital investments totaled $752 million in the fourth quarter of 2021, of which $353 million was for sustaining the business, including costs for turnarounds, catalysts and regulatory compliance. Excluding capital investments attributable to the other joint venture member’s 50 percent share of DGD and those related to other variable interest entities, capital investments attributable to Valero were $545 million in the fourth quarter of 2021 and $1.8 billion in 2021.

Valero returned $401 million to stockholders through dividends in the fourth quarter of 2021. In 2021, Valero returned $1.6 billion to stockholders, or 50 percent of adjusted net cash provided by operating activities.

Valero continues to target a long-term total payout ratio between 40 and 50 percent of adjusted net cash provided by operating activities. Valero defines total payout ratio as the sum of dividends and stock buybacks divided by net cash provided by operating activities adjusted for changes in working capital and DGD’s net cash provided by operating activities, excluding changes in its working capital, attributable to the other joint venture member’s ownership interest in DGD.

In the fourth quarter, Valero completed a series of debt reduction and refinancing transactions that together reduced Valero’s long-term debt by $693 million. These debt reduction and refinancing transactions, combined with the redemption of the $575 million Floating Rate Senior Notes due 2023 in the third quarter, collectively reduced Valero’s long-term debt by $1.3 billion in 2021.

Liquidity and Financial Position
Valero ended 2021 with $13.9 billion of total debt and finance lease obligations and $4.1 billion of cash and cash equivalents. The debt to capitalization ratio, net of cash and cash equivalents, was 33 percent as of December 31, 2021.

Strategic Update
The DGD 2 expansion project at Valero’s St. Charles refinery commenced operations in the fourth quarter, on-budget and ahead of schedule. DGD 2’s annual renewable diesel production capacity has been increased as a result of process improvement and optimization and now stands at 410 million gallons per year, compared to the 400 million gallons per year design capacity. Total DGD renewable diesel production capacity is now 700 million gallons per year.

The DGD project at Valero’s Port Arthur refinery (DGD 3), which is expected to have a renewable diesel production capacity of 470 million gallons per year, is progressing ahead of schedule and is now expected to commence operations in the first quarter of 2023, increasing DGD’s total annual production capacity to approximately 1.2 billion gallons of renewable diesel and 50 million gallons of renewable naphtha.

BlackRock and Navigator’s large-scale carbon sequestration project is also progressing on schedule and is still expected to begin startup activities in late 2024. Valero is expected to be the anchor shipper with eight of Valero’s ethanol plants connected to this system, producing a lower carbon intensity ethanol product to be marketed in low-carbon fuel markets that is expected to result in a higher product margin.

Refinery optimization projects that are expected to reduce cost and improve margin capture are progressing on schedule. The Port Arthur Coker project, which is expected to increase the refinery’s utilization rate and improve turnaround efficiency, is expected to be completed in the first half of 2023.

Conference Call
Valero’s senior management will hold a conference call at 10 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
We are an international manufacturer and marketer of petroleum-based and low-carbon liquid transportation fuels and petrochemical products, and we sell our products primarily in the United States (U.S.), Canada, the United Kingdom (U.K.), Ireland, and Latin America. We own

15 petroleum refineries located in the U.S., Canada, and the U.K. with a combined throughput capacity of approximately 3.2 million barrels per day (BPD). We are a joint venture member in Diamond Green Diesel Holdings LLC (DGD), which owns a renewable diesel plant in Norco, Louisiana with a production capacity of 700 million gallons per year, and we own 12 ethanol plants located in the Mid-Continent region of the U.S. with a combined production capacity of approximately 1.6 billion gallons per year. We manage our operations through our Refining, Renewable Diesel, and Ethanol segments. Please visit www.investorvalero.com for more information.

Valero Contacts
Investors:
Homer Bhullar, Vice President – Investor Relations and Finance, 210-345-1982
Eric Herbort, Senior Manager – Investor Relations, 210-345-3331
Gautam Srivastava, Senior Manager – Investor Relations, 210-345-3992

Media:
Lillian Riojas, Executive Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release and the accompanying tables that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “target,” “will,” “plans,” “forecast,” and other similar expressions identify forward-looking statements. Forward-looking statements in this release and the accompanying tables include those relating to our greenhouse gas emissions targets, expected timing of completion and performance of projects, future market and industry conditions, future operating and financial performance, and management of future risks. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of the company’s control, such as legislative or political changes or developments, market dynamics, cyberattacks, weather events, and other matters affecting our operations or the demand for our products. These factors also include, but are not limited to, the uncertainties that remain with respect to the COVID-19 pandemic, variants of the virus, governmental and societal responses thereto, including requirements and mandates with respect to vaccines, vaccine distribution and administration levels, and the adverse effects the foregoing may have on our business or economic conditions generally. For more information concerning these and other factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission and available on Valero’s website at www.valero.com.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include adjusted net income (loss) attributable to Valero stockholders, adjusted earnings (loss) per common share – assuming dilution, refining margin, renewable diesel margin, ethanol margin, adjusted refining operating income (loss), adjusted renewable diesel operating income, adjusted ethanol operating income (loss), adjusted net cash provided by operating activities, and capital investments attributable to Valero. These non-GAAP financial measures have been included to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a reconciliation of non-GAAP measures to their most directly comparable U.S. GAAP measures. Note (g) to the earnings release tables provides reasons for the use of these non-GAAP financial measures.

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Statement of income data
Revenues	$35,903	$16,604	$113,977	$64,912
Cost of sales:
Cost of materials and other (a) (b) (c)	31,849	15,101	102,714	58,933
Lower of cost or market (LCM) inventory valuation adjustment	—	—	—	(19)
Operating expenses (excluding depreciation and amortization expense reflected below) (a)	1,558	1,167	5,776	4,435
Depreciation and amortization expense	586	566	2,358	2,303
Total cost of sales	33,993	16,834	110,848	65,652
Other operating expenses	18	5	87	35
General and administrative expenses (excluding depreciation and amortization expense reflected below)	286	224	865	756
Depreciation and amortization expense	12	11	47	48
Operating income (loss)	1,594	(470)	2,130	(1,579)
Other income (loss), net (d)	(163)	25	16	132
Interest and debt expense, net of capitalized interest	(152)	(153)	(603)	(563)
Income (loss) before income tax expense (benefit)	1,279	(598)	1,543	(2,010)
Income tax expense (benefit) (e)	169	(289)	255	(903)
Net income (loss)	1,110	(309)	1,288	(1,107)
Less: Net income attributable to noncontrolling interests	101	50	358	314
Net income (loss) attributable to Valero Energy Corporation stockholders	$1,009	$(359)	$930	$(1,421)

Earnings (loss) per common share	$2.47	$(0.88)	$2.27	$(3.50)
Weighted-average common shares outstanding (in millions)	408	407	407	407

Earnings (loss) per common share – assuming dilution	$2.46	$(0.88)	$2.27	$(3.50)
Weighted-average common shares outstanding – assuming dilution (in millions) (f)	408	407	407	407

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 1

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Renewable Diesel	Ethanol	Corporate and Eliminations	Total
Three months ended December 31, 2021
Revenues:
Revenues from external customers	$33,521	$684	$1,698	$—	$35,903
Intersegment revenues	7	253	174	(434)	—
Total revenues	33,528	937	1,872	(434)	35,903
Cost of sales:
Cost of materials and other (c)	30,342	714	1,224	(431)	31,849
Operating expenses (excluding depreciation and amortization expense reflected below)	1,358	48	153	(1)	1,558
Depreciation and amortization expense	543	23	20	—	586
Total cost of sales	32,243	785	1,397	(432)	33,993
Other operating expenses	15	2	1	—	18
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	286	286
Depreciation and amortization expense	—	—	—	12	12
Operating income by segment	$1,270	$150	$474	$(300)	$1,594

Three months ended December 31, 2020
Revenues:
Revenues from external customers	$15,513	$205	$886	$—	$16,604
Intersegment revenues	2	62	66	(130)	—
Total revenues	15,515	267	952	(130)	16,604
Cost of sales:
Cost of materials and other (b)	14,324	107	800	(130)	15,101
Operating expenses (excluding depreciation and amortization expense reflected below)	1,032	22	113	—	1,167
Depreciation and amortization expense	531	11	24	—	566
Total cost of sales	15,887	140	937	(130)	16,834
Other operating expenses	5	—	—	—	5
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	224	224
Depreciation and amortization expense	—	—	—	11	11
Operating income (loss) by segment	$(377)	$127	$15	$(235)	$(470)

See Operating Highlights by Segment beginning on Table Page 10.
See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 2

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Renewable Diesel	Ethanol	Corporate and Eliminations	Total
Year ended December 31, 2021
Revenues:
Revenues from external customers	$106,947	$1,874	$5,156	$—	$113,977
Intersegment revenues	14	468	433	(915)	—
Total revenues	106,961	2,342	5,589	(915)	113,977
Cost of sales:
Cost of materials and other (a) (c)	97,759	1,438	4,428	(911)	102,714
Operating expenses (excluding depreciation and amortization expense reflected below) (a)	5,088	134	556	(2)	5,776
Depreciation and amortization expense	2,169	58	131	—	2,358
Total cost of sales	105,016	1,630	5,115	(913)	110,848
Other operating expenses	83	3	1	—	87
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	865	865
Depreciation and amortization expense	—	—	—	47	47
Operating income by segment	$1,862	$709	$473	$(914)	$2,130

Year ended December 31, 2020
Revenues:
Revenues from external customers	$60,840	$1,055	$3,017	$—	$64,912
Intersegment revenues	8	212	226	(446)	—
Total revenues	60,848	1,267	3,243	(446)	64,912
Cost of sales:
Cost of materials and other (b)	56,093	500	2,784	(444)	58,933
LCM inventory valuation adjustment	(19)	—	—	—	(19)
Operating expenses (excluding depreciation and amortization expense reflected below)	3,944	85	406	—	4,435
Depreciation and amortization expense	2,138	44	121	—	2,303
Total cost of sales	62,156	629	3,311	(444)	65,652
Other operating expenses	34	—	1	—	35
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	756	756
Depreciation and amortization expense	—	—	—	48	48
Operating income (loss) by segment	$(1,342)	$638	$(69)	$(806)	$(1,579)

See Operating Highlights by Segment beginning on Table Page 10.
See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 3

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of net income (loss) attributable to Valero Energy Corporation stockholders to adjusted net income (loss) attributable to Valero Energy Corporation stockholders
Net income (loss) attributable to Valero Energy Corporation stockholders	$1,009	$(359)	$930	$(1,421)
Adjustments:
Modification of renewable volume obligation (RVO) (c)	(190)	—	—	—
Income tax expense related to modification of RVO	43	—	—	—
Modification of RVO, net of taxes	(147)	—	—	—
Changes in estimated useful lives of two ethanol plants	—	—	48	30
Income tax benefit related to the changes in estimated useful lives of two ethanol plants	—	—	(11)	(6)
Changes in estimated useful lives of two ethanol plants, net of taxes	—	—	37	24
Gain on sale of MVP interest (d)	—	—	(62)	—
Income tax expense related to gain on sale of MVP interest	—	—	14	—
Gain on sale of MVP interest, net of taxes	—	—	(48)	—
Diamond Pipeline asset impairment (d)	—	—	24	—
Income tax benefit related to Diamond Pipeline asset impairment	—	—	(5)	—
Diamond Pipeline asset impairment, net of taxes	—	—	19	—
Loss on early redemption and retirement of debt (d)	193	—	193	—
Income tax benefit related to loss on early redemption and retirement of debt	(43)	—	(43)	—
Loss on early redemption and retirement of debt, net of taxes	150	—	150	—
Income tax expense related to changes in statutory tax rates (e)	—	—	64	—
Last-in, first-out (LIFO) liquidation adjustment (b)	—	(102)	—	224
Income tax expense (benefit) related to the LIFO liquidation adjustment	—	32	—	(76)
LIFO liquidation adjustment, net of taxes	—	(70)	—	148
LCM inventory valuation adjustment	—	—	—	(19)
Income tax expense related to the LCM inventory valuation adjustment	—	—	—	3
LCM inventory valuation adjustment, net of taxes	—	—	—	(16)
Total adjustments	3	(70)	222	156
Adjusted net income (loss) attributable to Valero Energy Corporation stockholders	$1,012	$(429)	$1,152	$(1,265)
See Notes to Earnings Release Tables beginning on Table Page 19.
Table Page 4

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of earnings (loss) per common share – assuming dilution to adjusted earnings (loss) per common share – assuming dilution
Earnings (loss) per common share – assuming dilution (f)	$2.46	$(0.88)	$2.27	$(3.50)
Adjustments:
Modification of RVO (c)	(0.36)	—	—	—
Changes in estimated useful lives of two ethanol plants	—	—	0.09	0.06
Gain on sale of MVP interest (d)	—	—	(0.12)	—
Diamond Pipeline asset impairment (d)	—	—	0.04	—
Loss on early redemption and retirement of debt (d)	0.37	—	0.37	—
Income tax expense related to changes in statutory tax rates (e)	—	—	0.16	—
LIFO liquidation adjustment (b)	—	(0.18)	—	0.36
LCM inventory valuation adjustment	—	—	—	(0.04)
Total adjustments	0.01	(0.18)	0.54	0.38
Adjusted earnings (loss) per common share – assuming dilution (f)	$2.47	$(1.06)	$2.81	$(3.12)

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 5

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of operating income (loss) by segment to segment margin, and reconciliation of operating income (loss) by segment to adjusted operating income (loss) by segment
Refining segment
Refining operating income (loss)	$1,270	$(377)	$1,862	$(1,342)
Adjustments:
Modification of RVO (c)	(190)	—	—	—
LIFO liquidation adjustment (b)	—	(104)	—	222
LCM inventory valuation adjustment	—	—	—	(19)
Operating expenses (excluding depreciation and amortization expense reflected below) (a)	1,358	1,032	5,088	3,944
Depreciation and amortization expense	543	531	2,169	2,138
Other operating expenses	15	5	83	34
Refining margin	$2,996	$1,087	$9,202	$4,977

Refining operating income (loss)	$1,270	$(377)	$1,862	$(1,342)
Adjustments:
Modification of RVO (c)	(190)	—	—	—
LIFO liquidation adjustment (b)	—	(104)	—	222
LCM inventory valuation adjustment	—	—	—	(19)
Other operating expenses	15	5	83	34
Adjusted refining operating income (loss)	$1,095	$(476)	$1,945	$(1,105)

Renewable diesel segment
Renewable diesel operating income	$150	$127	$709	$638
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	48	22	134	85
Depreciation and amortization expense	23	11	58	44
Other operating expenses	2	—	3	—
Renewable diesel margin	$223	$160	$904	$767

Renewable diesel operating income	$150	$127	$709	$638
Adjustment: Other operating expenses	2	—	3	—
Adjusted renewable diesel operating income	$152	$127	$712	$638
See Notes to Earnings Release Tables beginning on Table Page 19.
Table Page 6

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of operating income (loss) by segment to segment margin, and reconciliation of operating income (loss) by segment to adjusted operating income (loss) by segment (continued)
Ethanol segment
Ethanol operating income (loss)	$474	$15	$473	$(69)
Adjustments:
LIFO liquidation adjustment (b)	—	2	—	2
Operating expenses (excluding depreciation and amortization expense reflected below) (a)	153	113	556	406
Depreciation and amortization expense	20	24	131	121
Other operating expenses	1	—	1	1
Ethanol margin	$648	$154	$1,161	$461

Ethanol operating income (loss)	$474	$15	$473	$(69)
Adjustments:
Changes in estimated useful lives of two ethanol plants	—	—	48	30
LIFO liquidation adjustment (b)	—	2	—	2
Other operating expenses	1	—	1	1
Adjusted ethanol operating income (loss)	$475	$17	$522	$(36)

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 7

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of refining segment operating income (loss) to refining margin (by region), and reconciliation of refining
segment operating income (loss) to adjusted refining
segment operating income (loss) (by region) (j)

U.S. Gulf Coast region
Refining operating income (loss)	$843	$(276)	$831	$(979)
Adjustments:
Modification of RVO (c)	(137)	—	—	—
LIFO liquidation adjustment (b)	—	(68)	—	132
Operating expenses (excluding depreciation and amortization expense reflected below) (a)	748	571	3,027	2,220
Depreciation and amortization expense	328	327	1,326	1,317
Other operating expenses	12	—	70	20
Refining margin	$1,794	$554	$5,254	$2,710

Refining operating income (loss)	$843	$(276)	$831	$(979)
Adjustments:
Modification of RVO (c)	(137)	—	—	—
LIFO liquidation adjustment (b)	—	(68)	—	132
Other operating expenses	12	—	70	20
Adjusted refining operating income (loss)	$718	$(344)	$901	$(827)

U.S. Mid-Continent region
Refining operating income (loss)	$204	$(61)	$528	$(128)
Adjustments:
Modification of RVO (c)	(34)	—	—	—
LIFO liquidation adjustment (b)	—	(18)	—	40
Operating expenses (excluding depreciation and amortization expense reflected below) (a)	190	163	713	628
Depreciation and amortization expense	82	83	335	333
Other operating expenses	1	1	11	1
Refining margin	$443	$168	$1,587	$874

Refining operating income (loss)	$204	$(61)	$528	$(128)
Adjustments:
Modification of RVO (c)	(34)	—	—	—
LIFO liquidation adjustment (b)	—	(18)	—	40
Other operating expenses	1	1	11	1
Adjusted refining operating income (loss)	$171	$(78)	$539	$(87)

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 8

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of refining segment operating income (loss) to refining margin (by region), and reconciliation of refining
segment operating income (loss) to adjusted refining
segment operating income (loss) (by region) (j) (continued)

North Atlantic region
Refining operating income	$265	$31	$558	$115
Adjustments:
LIFO liquidation adjustment (b)	—	(8)	—	25
LCM inventory valuation adjustment	—	—	—	(19)
Operating expenses (excluding depreciation and amortization expense reflected below)	195	153	671	536
Depreciation and amortization expense	68	53	247	211
Other operating expenses	1	—	1	8
Refining margin	$529	$229	$1,477	$876

Refining operating income	$265	$31	$558	$115
Adjustments:
LIFO liquidation adjustment (b)	—	(8)	—	25
LCM inventory valuation adjustment	—	—	—	(19)
Other operating expenses	1	—	1	8
Adjusted refining operating income	$266	$23	$559	$129

U.S. West Coast region
Refining operating loss	$(42)	$(71)	$(55)	$(350)
Adjustments:
Modification of RVO (c)	(19)	—	—	—
LIFO liquidation adjustment (b)	—	(10)	—	25
Operating expenses (excluding depreciation and amortization expense reflected below)	225	145	677	560
Depreciation and amortization expense	65	68	261	277
Other operating expenses	1	4	1	5
Refining margin	$230	$136	$884	$517

Refining operating loss	$(42)	$(71)	$(55)	$(350)
Adjustments:
Modification of RVO (c)	(19)	—	—	—
LIFO liquidation adjustment (b)	—	(10)	—	25
Other operating expenses	1	4	1	5
Adjusted refining operating loss	$(60)	$(77)	$(54)	$(320)

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 9

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	340	368	338	356
Medium/light sour crude oil	300	317	296	347
Sweet crude oil	1,621	1,258	1,448	1,245
Residuals	241	184	240	202
Other feedstocks	138	82	123	81
Total feedstocks	2,640	2,209	2,445	2,231
Blendstocks and other	393	341	342	324
Total throughput volumes	3,033	2,550	2,787	2,555

Yields (thousand barrels per day)
Gasolines and blendstocks	1,533	1,338	1,403	1,248
Distillates	1,126	886	1,028	928
Other products (i)	403	351	387	397
Total yields	3,062	2,575	2,818	2,573

Operating statistics (a) (g) (j)
Refining margin (from Table Page 6)	$2,996	$1,087	$9,202	$4,977
Adjusted refining operating income (loss) (from Table Page 6)	$1,095	$(476)	$1,945	$(1,105)
Throughput volumes (thousand barrels per day)	3,033	2,550	2,787	2,555

Refining margin per barrel of throughput	$10.73	$4.64	$9.04	$5.32
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.86	4.40	5.00	4.22
Depreciation and amortization expense per barrel of throughput	1.95	2.27	2.13	2.28
Adjusted refining operating income (loss) per barrel of throughput	$3.92	$(2.03)	$1.91	$(1.18)

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 10

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RENEWABLE DIESEL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Operating statistics (g) (j)
Renewable diesel margin (from Table Page 6)	$223	$160	$904	$767
Adjusted renewable diesel operating income (from Table Page 6)	$152	$127	$712	$638
Sales volumes (thousand gallons per day)	1,592	618	1,014	787

Renewable diesel margin per gallon of sales	$1.52	$2.82	$2.44	$2.66
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of sales	0.33	0.38	0.36	0.29
Depreciation and amortization expense per gallon of sales	0.15	0.20	0.16	0.15
Adjusted renewable diesel operating income per gallon of sales	$1.04	$2.24	$1.92	$2.22

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 11

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Operating statistics (a) (g) (j)
Ethanol margin (from Table Page 7)	$648	$154	$1,161	$461
Adjusted ethanol operating income (loss) (from Table Page 7)	$475	$17	$522	$(36)
Production volumes (thousand gallons per day)	4,402	4,124	3,949	3,588

Ethanol margin per gallon of production	$1.60	$0.41	$0.81	$0.35
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of production	0.38	0.30	0.39	0.31
Depreciation and amortization expense per gallon of production (e)	0.05	0.06	0.09	0.09
Changes in estimated useful lives of two ethanol plants per gallon of production	—	—	(0.03)	(0.02)
Adjusted ethanol operating income (loss) per gallon of production	$1.17	$0.05	$0.36	$(0.03)

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 12

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Operating statistics by region (h)
U.S. Gulf Coast region (a) (g) (j)
Refining margin (from Table Page 8)	$1,794	$554	$5,254	$2,710
Adjusted refining operating income (loss) (from Table Page 8)	$718	$(344)	$901	$(827)
Throughput volumes (thousand barrels per day)	1,796	1,471	1,673	1,493

Refining margin per barrel of throughput	$10.86	$4.09	$8.60	$4.96
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.53	4.22	4.96	4.06
Depreciation and amortization expense per barrel of throughput	1.98	2.40	2.16	2.41
Adjusted refining operating income (loss) per barrel of throughput	$4.35	$(2.53)	$1.48	$(1.51)

U.S. Mid-Continent region (a) (g) (j)
Refining margin (from Table Page 8)	$443	$168	$1,587	$874
Adjusted refining operating income (loss) (from Table Page 8)	$171	$(78)	$539	$(87)
Throughput volumes (thousand barrels per day)	486	404	453	404

Refining margin per barrel of throughput	$9.90	$4.52	$9.59	$5.91
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.25	4.38	4.31	4.25
Depreciation and amortization expense per barrel of throughput	1.84	2.23	2.03	2.25
Adjusted refining operating income (loss) per barrel of throughput	$3.81	$(2.09)	$3.25	$(0.59)

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 13

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Operating statistics by region (h) (continued)
North Atlantic region (g) (j)
Refining margin (from Table Page 9)	$529	$229	$1,477	$876
Adjusted refining operating income (from Table Page 9)	$266	$23	$559	$129
Throughput volumes (thousand barrels per day)	492	418	413	413

Refining margin per barrel of throughput	$11.69	$5.94	$9.81	$5.79
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.29	3.99	4.46	3.54
Depreciation and amortization expense per barrel of throughput	1.51	1.37	1.64	1.40
Adjusted refining operating income per barrel of throughput	$5.89	$0.58	$3.71	$0.85

U.S. West Coast region (g) (j)
Refining margin (from Table Page 9)	$230	$136	$884	$517
Adjusted refining operating loss (from Table Page 9)	$(60)	$(77)	$(54)	$(320)
Throughput volumes (thousand barrels per day)	259	257	248	245

Refining margin per barrel of throughput	$9.65	$5.78	$9.75	$5.77
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	9.45	6.15	7.46	6.25
Depreciation and amortization expense per barrel of throughput	2.73	2.90	2.89	3.10
Adjusted refining operating loss per barrel of throughput	$(2.53)	$(3.27)	$(0.60)	$(3.58)

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 14

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Refining
Feedstocks (dollars per barrel)
Brent crude oil	$79.85	$45.10	$70.79	$43.15
Brent less West Texas Intermediate (WTI) crude oil	2.49	2.54	2.83	3.84
Brent less Alaska North Slope (ANS) crude oil	0.03	0.27	0.35	0.82
Brent less Louisiana Light Sweet (LLS) crude oil	1.44	1.04	1.33	1.91
Brent less Argus Sour Crude Index (ASCI) crude oil	4.83	2.18	3.92	3.26
Brent less Maya crude oil	8.07	4.56	6.48	6.89
LLS crude oil	78.40	44.06	69.46	41.24
LLS less ASCI crude oil	3.38	1.14	2.59	1.35
LLS less Maya crude oil	6.62	3.52	5.15	4.98
WTI crude oil	77.36	42.56	67.97	39.31

Natural gas (dollars per million British Thermal Units)	4.54	2.55	7.85	2.00

Products (dollars per barrel)
U.S. Gulf Coast:
Conventional Blendstock of Oxygenate Blending (CBOB) gasoline less Brent	13.20	4.05	13.66	2.97
Ultra-low-sulfur (ULS) diesel less Brent	17.68	7.09	13.75	7.11
Propylene less Brent	(18.59)	(2.05)	(6.43)	(12.12)
CBOB gasoline less LLS	14.65	5.09	14.99	4.88
ULS diesel less LLS	19.13	8.13	15.08	9.02
Propylene less LLS	(17.14)	(1.01)	(5.10)	(10.22)
U.S. Mid-Continent:
CBOB gasoline less WTI	13.86	5.77	17.36	6.96
ULS diesel less WTI	19.79	11.20	18.70	12.11
North Atlantic:
CBOB gasoline less Brent	17.80	6.61	16.89	5.50
ULS diesel less Brent	20.36	8.64	15.91	9.17
U.S. West Coast:
California Reformulated Gasoline Blendstock of Oxygenate Blending (CARBOB) 87 gasoline less ANS	27.44	10.89	24.17	10.33
California Air Resources Board (CARB) diesel less ANS	22.44	12.76	17.60	12.42
CARBOB 87 gasoline less WTI	29.90	13.16	26.64	13.36
CARB diesel less WTI	24.90	15.03	20.08	15.44

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 15

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Renewable diesel
New York Mercantile Exchange ULS diesel (dollars per gallon)	$2.39	$1.28	$2.07	$1.25
Biodiesel Renewable Identification Number (RIN) (dollars per RIN)	1.49	0.88	1.49	0.64
California Low-Carbon Fuel Standard (dollars per metric ton)	155.24	197.83	177.78	200.12
Chicago Board of Trade (CBOT) soybean oil (dollars per pound)	0.58	0.37	0.58	0.32

Ethanol
CBOT corn (dollars per bushel)	5.67	4.17	5.80	3.64
New York Harbor ethanol (dollars per gallon)	3.43	1.49	2.49	1.36

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 16

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars, except per share amounts)
(unaudited)

	December 31,
	2021	2020
Balance sheet data
Current assets	$21,165	$15,844
Cash and cash equivalents included in current assets	4,122	3,313
Inventories included in current assets	6,265	6,038
Current liabilities	16,851	9,283
Valero Energy Corporation stockholders’ equity	18,430	18,801
Debt and finance lease obligations:
Debt –
Current portion of debt (excluding variable interest entities (VIEs))	$300	$—
Debt, less current portion of debt (excluding VIEs)	10,820	12,384
Total debt (excluding VIEs)	11,120	12,384
Current portion of debt attributable to VIEs	810	603
Debt, less current portion of debt attributable to VIEs	20	26
Total debt attributable to VIEs	830	629
Total debt	11,950	13,013
Finance lease obligations –
Current portion of finance lease obligations (excluding VIEs)	141	120
Finance lease obligations, less current portion (excluding VIEs)	1,502	1,543
Total finance lease obligations (excluding VIEs)	1,643	1,663
Current portion of finance lease obligations attributable to VIEs	13	—
Finance lease obligations, less current portion attributable to VIEs	264	1
Total finance lease obligations attributable to VIEs	277	1
Total finance lease obligations	1,920	1,664
Total debt and finance lease obligations	$13,870	$14,677

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of net cash provided by operating activities to adjusted net cash provided by operating activities (g)
Net cash provided by operating activities	$2,454	$96	$5,859	$948
Exclude:
Changes in current assets and current liabilities	595	(113)	2,225	(345)
Diamond Green Diesel LLC’s (DGD) adjusted net cash provided by operating activities attributable to the other joint venture member’s ownership interest in DGD	82	69	381	338
Adjusted net cash provided by operating activities	$1,777	$140	$3,253	$955

Dividends per common share	$0.98	$0.98	$3.92	$3.92

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 17

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of total capital investments to capital investments attributable to Valero (g)
Capital expenditures (excluding VIEs)	$145	$239	$513	$1,014
Capital expenditures of VIEs:
DGD	312	212	1,042	523
Other VIEs	51	55	110	251
Deferred turnaround and catalyst cost expenditures (excluding VIEs)	243	94	787	623
Deferred turnaround and catalyst cost expenditures of DGD	—	7	6	25
Investments in unconsolidated joint ventures	1	15	9	54
Total capital investments	752	622	2,467	2,490
Adjustments:
DGD’s capital investments attributable to the other joint venture member	(156)	(109)	(524)	(274)
Capital expenditures of other VIEs	(51)	(55)	(110)	(251)
Capital investments attributable to Valero	$545	$458	$1,833	$1,965

Year Ending December 31, 2022
Reconciliation of expected total capital investments to expected capital investments attributable to Valero by segment (g)
Refining	$1,540
Renewable Diesel	780
Ethanol	40
Corporate	30
Expected total capital investments	2,390
Adjustment:
DGD’s capital investments attributable to the other joint venture member	(390)
Expected capital investments attributable to Valero	$2,000

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 18

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES

(a)In mid-February 2021, many of our refineries and plants were impacted to varying extents by the severe cold, utility disruptions, and higher energy costs arising out of Winter Storm Uri. The higher energy costs resulted from an increase in the prices of natural gas and electricity that significantly exceeded rates that we consider normal, such as the average rates we incurred the month preceding the storm. As a result, our operating income for the year ended December 31, 2021 includes estimated excess energy costs of $579 million ($1.15 per share).

The above-mentioned pre-tax estimated excess energy charge is reflected in our statement of income line items and attributable to our reportable segments for the year ended December 31, 2021 as follows (in millions):

	Refining	Renewable Diesel	Ethanol	Total
Cost of materials and other	$47	$—	$—	$47
Operating expenses (excluding depreciation and amortization expense)	478	—	54	532
Total estimated excess energy costs	$525	$—	$54	$579

The estimated excess energy costs attributable to our refining segment for the year ended December 31, 2021 are associated with the refining segment regions as follows (in millions, except per barrel amounts):

	U.S. Gulf Coast	U.S. Mid- Continent	Other Regions Combined	Refining Segment
Cost of materials and other	$45	$2	$—	$47
Operating expenses (excluding depreciation and amortization expense)	437	38	3	478
Total estimated excess energy costs	$482	$40	$3	$525

Effect of estimated excess energy costs on operating statistics (j)
Refining margin per barrel of throughput (g)	$0.07	$0.01	n/a	$0.05
Operating expenses (excluding depreciation and amortization expense) per barrel of throughput	0.72	0.23	n/a	0.47
Adjusted refining operating income (loss) per barrel of throughput (g)	$0.79	$0.24	n/a	$0.52

The estimated excess energy costs attributable to our ethanol segment for the year ended December 31, 2021 affected that segment’s operating statistics of (i) operating expenses (excluding depreciation and amortization expenses) per gallon of production and (ii) adjusted operating income (loss) per gallon of production by $0.04 (see note (g) below).

(b)Cost of materials and other for the year ended December 31, 2020 includes a charge of $224 million related to the liquidation of LIFO inventory layers attributable to our refining and ethanol segments. We recorded a charge of $326 million in September 2020 due to the expected liquidation of LIFO inventory layers because our LIFO inventory levels had decreased throughout the first nine months of 2020 due to lower production resulting from lower demand for our products caused by the negative economic impacts of the COVID-19 pandemic on our business, and we expected that our inventory levels at December 31, 2020 would remain below their December 31, 2019 levels. While our actual inventory levels at December 31, 2020 were below their December 31, 2019 levels, they did not decrease as much as expected. Therefore, cost of materials and other for the three months ended December 31, 2020 includes a benefit of $102 million to adjust the $326 million estimate to the $224 million actual charge for the year ended December 31, 2020.

Table Page 19

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
(c)Under the Renewable Fuel Standard program, the U.S. Environmental Protection Agency (EPA) is required to set annual quotas for the volume of renewable fuels that must be blended into petroleum-based transportation fuels consumed in the U.S. by obligated parties. The quotas are used to determine an obligated party’s RVO. In December 2021, the U.S. EPA released a proposed rule that, among other things, would modify the volume standards for 2020 and, for the first time, establish volume standards for 2021.

Because the existing volume standards for 2020 were established under a currently enforceable rule, we will recognize the effect of the modification in volume standards for 2020 in the period the final rule is enacted. However, because volume standards have not previously been established for 2021, we considered the new information available in the proposed rule in determining the estimated RVO for our refining segment for the year ended December 31, 2021. As a result, cost of materials and other for the three months ended December 31, 2021 includes a benefit related to the modification of our RVO estimate of $205 million, of which $190 million is attributable to the nine months ended September 30, 2021.

(d)“Other income (loss), net” for the year ended December 31, 2021 includes the following:

◦A gain of $62 million on the sale of a 24.99 percent membership interest in MVP Terminalling, LLC (MVP), an unconsolidated joint venture with a subsidiary of Magellan Midstream Partners, L.P., for $270 million;

◦A charge of $24 million representing our portion of the asset impairment loss recognized by Diamond Pipeline LLC, an unconsolidated joint venture with a subsidiary of Plains All American Pipeline, L.P., resulting from the joint venture’s cancellation of its pipeline extension project; and

◦A charge of $193 million from the early redemption and retirement of approximately $2.1 billion aggregate principal amount of various series of our senior notes during the three months ended December 31, 2021.
(e)Certain statutory tax rate changes were enacted during the second quarter of 2021 (primarily an increase in the U.K. rate from 19 percent to 25 percent effective in 2023), which resulted in the remeasurement of our deferred tax liabilities. Under U.S. GAAP, we are required to recognize the effect of a change in tax law in the period of enactment. As a result, we recognized income tax expense of $64 million during the year ended December 31, 2021, which represents the net increase in our deferred tax liabilities resulting from the changes in the tax rates.

(f)Common equivalent shares have been excluded from the computation of loss per common share – assuming dilution and adjusted loss per common share – assuming dilution for the three months and year ended December 31, 2020, as the effect of including such shares is antidilutive.

(g)We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under U.S. GAAP and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our ongoing financial performance because, when reconciled to their most comparable U.S. GAAP measures, they provide improved comparability between periods after adjusting for certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable U.S. GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under U.S. GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes their utility.

Non-GAAP measures are as follows:

◦Adjusted net income (loss) attributable to Valero Energy Corporation stockholders is defined as net income (loss) attributable to Valero Energy Corporation stockholders adjusted to reflect the items noted below, along with their related income tax effect. The income tax effect for the adjustments was calculated using a combined federal and state statutory rate for the U.S.-based adjustments of 22 percent and a local statutory income tax rate for foreign-based adjustments. We have adjusted for these items because we believe that they are not indicative of our core operating performance and that their adjustment results in an important measure of our ongoing financial performance to better assess our underlying business results and trends. The basis for our belief with respect to each adjustment is provided below.
Table Page 20

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
–Modification of RVO – The benefit resulting from the modification of our RVO estimate that was recognized by us in December 2021 is related to the nine months ended September 30, 2021 and is not associated with the cost of the RVO generated by our operations during the three months ended December 31, 2021. See note (c) for additional details.

–Changes in estimated useful lives – The accelerated depreciation recognized as a result of changes in the estimated useful lives of two of our ethanol plants is not indicative of our ongoing operations.

–Gain on sale of MVP interest – The gain on the sale of a 24.99 percent membership interest in MVP (see note (d)) is not indicative of our ongoing operations.

–Diamond Pipeline asset impairment – The asset impairment loss related to the cancellation of a capital project associated with Diamond Pipeline LLC (see note (d)) is not indicative of our ongoing operations.

–Loss on early redemption and retirement of debt – Premiums and other expenses incurred in connection with the early redemption and retirement of approximately $2.1 billion aggregate principal amount of various series of our senior notes (see note (d)) are not associated with the ongoing costs of our borrowing and financing activities.

–Income tax expense related to changes in statutory tax rates – The income tax expense related to changes in certain statutory tax rates (see note (e)) is not indicative of income tax expense associated with the pre-tax results for the year ended December 31, 2021.

–LIFO liquidation adjustment – Generally, the LIFO inventory valuation method provides for the matching of current costs with current revenues. However, a LIFO liquidation results in a portion of our current-year cost of sales being impacted by historical costs, which obscures our current-year financial performance. Therefore, we have excluded the historical cost impact from adjusted net income (loss) attributable to Valero Energy Corporation stockholders. See note (b) for additional details.

–LCM inventory valuation adjustment – The LCM inventory valuation adjustment is associated with adjustments made to the value of our inventories during the year ended December 31, 2020 due to the negative economic impacts from the COVID-19 pandemic. The adjustment obscures our financial performance because it does not result from decisions made by us; therefore, we have excluded the adjustment from adjusted net income (loss) attributable to Valero Energy Corporation stockholders.

◦Adjusted earnings (loss) per common share – assuming dilution is defined as adjusted net income (loss) attributable to Valero Energy Corporation stockholders divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution (see note (f)).

◦Refining margin is defined as refining segment operating income (loss) excluding the modification of RVO adjustment (see note (c)), the LIFO liquidation adjustment (see note (b)), the LCM inventory valuation adjustment, operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe refining margin is an important measure of our refining segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦Renewable diesel margin is defined as renewable diesel segment operating income excluding operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe renewable diesel margin is an important measure of our renewable diesel segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦Ethanol margin is defined as ethanol segment operating income (loss) excluding the LIFO liquidation adjustment (see note (b)), operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe ethanol margin is an important measure of our ethanol segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

Table Page 21

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
◦Adjusted refining operating income (loss) is defined as refining segment operating income (loss) excluding the modification of RVO adjustment (see note (c)), the LIFO liquidation adjustment (see note (b)), the LCM inventory valuation adjustment, and other operating expenses. We believe adjusted refining operating income (loss) is an important measure of our refining segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.
◦Adjusted renewable diesel operating income is defined as renewable diesel segment operating income excluding other operating expenses. We believe adjusted renewable diesel operating income is an important measure of our renewable diesel segment’s operating and financial performance because it excludes an item that is not indicative of that segment’s core operating performance.
◦Adjusted ethanol operating income (loss) is defined as ethanol segment operating income (loss) excluding the changes in estimated useful lives of two of our ethanol plants, the LIFO liquidation adjustment (see note (b)), and other operating expenses. We believe adjusted ethanol operating income (loss) is an important measure of our ethanol segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.
◦Adjusted net cash provided by operating activities is defined as net cash provided by operating activities excluding the items noted below. We believe adjusted net cash provided by operating activities is an important measure of our ongoing financial performance to better assess our ability to generate cash to fund our investing and financing activities. The basis for our belief with respect to each excluded item is provided below.

–Changes in current assets and current liabilities – Current assets net of current liabilities represents our operating liquidity. We believe that the change in our operating liquidity from period to period does not represent cash generated by our operations that is available to fund our investing and financing activities.

–DGD’s adjusted net cash provided by operating activities attributable to the other joint venture member’s ownership interest in DGD – We are a 50/50 joint venture member in DGD and we consolidate DGD’s financial statements. Our renewable diesel segment includes the operations of DGD and the associated activities to market renewable diesel. Because we consolidate DGD’s financial statements, all of DGD’s net cash provided by operating activities (or operating cash flow) is included in our consolidated net cash provided by operating activities.

DGD’s members use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Nevertheless, DGD’s operating cash flow is effectively attributable to each member and only 50 percent of DGD’s operating cash flow should be attributed to our net cash provided by operating activities. Therefore, we have adjusted our net cash provided by operating activities for the portion of DGD’s operating cash flow attributable to the other joint venture member’s ownership interest because we believe that it more accurately reflects the operating cash flow available to us to fund our investing and financing activities. The adjustment is calculated as follows (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
DGD operating cash flow data
Net cash provided by (used in) operating activities	$(199)	$141	$439	$1,018
Exclude: Changes in current assets and current liabilities	(362)	4	(323)	343
Adjusted net cash provided by operating activities	163	137	762	675
Other member’s ownership interest	50%	50%	50%	50%
DGD’s adjusted net cash provided by operating activities attributable to the other joint venture member’s ownership interest in DGD	$82	$69	$381	$338

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VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
◦Capital investments attributable to Valero, including expected amounts for the year ending December 31, 2022, is defined as all capital expenditures, deferred turnaround and catalyst cost expenditures, and investments in unconsolidated joint ventures presented in our consolidated statements of cash flows, excluding the portion of DGD’s capital investments attributable to the other joint venture member and all of the capital expenditures of VIEs other than DGD.

DGD’s members use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Because DGD’s operating cash flow is effectively attributable to each member, only 50 percent of DGD’s capital investments should be attributed to our net share of total capital investments. We also exclude the capital expenditures of our consolidated VIEs other than DGD because we do not operate those VIEs. All expected amounts for the year ending December 31, 2022 exclude capital expenditures that our consolidated VIEs other than DGD may incur because we do not operate those VIEs. We believe capital investments attributable to Valero, including expected amounts for the year ending December 31, 2022, is an important measure because it more accurately reflects our capital investments.

(h)The refining segment regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(i)Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(j)Valero uses certain operating statistics (as noted below) in the earnings release tables and the accompanying earnings release to evaluate performance between comparable periods. Different companies may calculate them in different ways.

All per barrel of throughput, per gallon of sales, and per gallon of production amounts are calculated by dividing the associated dollar amount by the throughput volumes, sales volumes, and production volumes for the period, as applicable.

Throughput volumes, sales volumes, and production volumes are calculated by multiplying throughput volumes per day, sales volumes per day, and production volumes per day (as provided in the accompanying tables), respectively, by the number of days in the applicable period. We use throughput volumes, sales volumes, and production volumes for the refining segment, renewable diesel segment, and ethanol segment, respectively, due to their general use by others who operate facilities similar to those included in our segments. We believe the use of such volumes results in per unit amounts that are most representative of the product margins generated and the operating costs incurred as a result of our operation of those facilities.
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